UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 27, 2012, upon completion of the public offering (the “Offering”) of 1,888,888 shares of common stock of Parametric Sound Corporation (the “Company”), the Company issued 31,111 shares of common stock to two of its executive officers in partial payment of deferred compensation. As disclosed in the Company’s prospectus, dated March 22, 2012, relating to the Offering, unpaid deferred compensation to two of the Company’s executive officers totaling $280,000 was to be paid at the closing of the Offering by converting 50% of such deferred compensation into shares of common stock of the Company at the public Offering price, and the remaining 50% of such deferred compensation was to be paid in cash upon the closing of the Offering. The Company issued 17,778 shares to Elwood G. Norris, President of the Company, and 13,333 shares to James A. Barnes, Chief Financial Officer, Treasurer and Secretary of the Company. The issuance of shares to Messrs. Norris and Barnes was in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 3.02 above, the Company paid the remaining half of unpaid deferred compensation upon the closing of the Offering in cash in the amount of $80,000 to Mr. Norris and $60,000 to Mr. Barnes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2012

Parametric Sound Corporation

By: /s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary